EXHIBIT 10.32

THIRD LIMITED WAIVER AND DEFERRAL AGREEMENT

This Third Limited Waiver and Deferral Agreement (“Agreement”) is made and entered into effective as of October 9, 2019, by and between ABE South Dakota, LLC, a Delaware limited liability company (“Borrower”), and AgCountry Farm Credit Services, PCA, a federal production credit association organized under the Farm Credit Act of 1971, as amended (“Lender”).

RECITALS:

A.

Borrower and Lender entered into that certain Master Credit Agreement dated as of December 29, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Master Agreement”) as subsequently amended by the Limited Waiver and First Amendment to Master Credit Agreement dated as of September 28, 2016, the Second Amendment to Master Credit Agreement dated as of March 13, 2018, the Third Amendment to Master Credit Agreement dated as of October 19, 2018, and the Limited Waiver and Deferral Agreement and Fourth Amendment to Master Credit Agreement dated as of December 28, 2018.

B.

Borrower and Lender entered into that certain First Supplement to Master Credit Agreement, and that certain Second Supplement to Master Credit Agreement, each dated as of December 29, 2015, that certain Third Supplement to Master Credit Agreement dated as of September 28, 2016, that certain Fourth Supplement to the Master Credit Agreement dated as of March 13, 2018, and that certain Fifth Supplement to the Master Credit Agreement dated on or about the date hereof (as each may be amended, restated, supplemented or otherwise modified from time to time, the “First Supplement,” “Second Supplement,” “Third Supplement,” “Fourth Supplement,” and “Fifth Supplement,” respectively, and collectively with the Master Agreement and each additional supplement in effect from time to time, the “Credit Agreement”).

C.

Under Section 5.02 of the Master Agreement Borrower is required to maintain working capital of at least $4,000,000 as of the last day of each month through August 31, 2020. Borrower’s working capital as of the month ending September 30, 2019 was or is anticipated to be less than the required amount, and Borrower has requested Lender’s waiver of any Default or Event of Default which has or may arise as a result of such non-compliance.

D.

Under Section 5.05 of the Master Agreement Borrower is required to maintain a current ratio of at least 1.20:1.00 as of the last day of each month through August 31, 2020. Borrower’s working capital as of the month ending September 30, 2019 was or is anticipated to be less than the required amount, and Borrower has requested Lender’s waiver of any Default or Event of Default which has or may arise as a result of such non-compliance.

E.

Under Sections 5(g) and 14 of the Fourth Supplement, Borrower is required to cause the construction project described therein to be completed and all draws of Loan funds thereunder to have been completed prior to the Required Completion Date (as defined in the Fourth Supplement). The project has not or will not be timely completed and all draws of Loan funds under the Fourth Supplement have not been or will not be timely taken, and Borrower has requested (i) Lender’s waiver of any Default or Event of Default which has or may arise as a result

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of such non-compliance, and (ii) extension of such Required Completion Date until November 1, 2019 for purposes of taking the final draw of Loan funds.
F.

A principal payment in the amount of $1,000,000 is due and payable on October 1, 2019 under Section 4 of the Second Supplement, and Borrower has requested deferral of such principal payment until the Term Loan Maturity Date (as defined in the Second Supplement).

Lender agrees accommodate Borrower’s requests, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the Parties agree as follows:

1.Definitions. Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

2.Fee Payable to Lender. This Agreement shall not become effective until receipt by Lender of a waiver and deferral fee in the amount of $10,000 in immediately available funds.

3.Limited Waiver of Working Capital Covenant. Lender hereby waives the requirements of Section 5.02 of the Master Agreement solely for the period ending on September 30, 2019, and further waives any Default or Event of Default that has arisen or would otherwise result solely from Borrower’s failure to satisfy the Working Capital covenant for such period. The Working Capital covenant for all future periods is not waived by this Agreement and remains in full force and effect.

4.Limited Waiver of Current Ratio Covenant. Lender hereby waives the requirements of Section 5.05 of the Master Agreement solely for the period ending on September 30, 2019, and further waives any Default or Event of Default that has arisen or would otherwise result solely from Borrower’s failure to satisfy the Current Ratio covenant for such period. The Current Ratio covenant for all future periods is not waived and remains in full force and effect.

5.Limited Waiver of Construction Loan Funding Period Covenant. Lender hereby waives the requirements of Sections 5(g) and 14 of the Fourth Supplement to the extent the same require Project Completion prior to the scheduled Required Completion Date. Lender further hereby extends the time for Borrower to request a Draw under the Fourth Supplement until November 1, 2019.

6.Amendment of Loan Repayment Obligations. Section 10(b) of the Fourth Supplement is amended to provide as follows:

(b)Beginning on January 1, 2020, Borrower will pay in arrears on the first day of each quarter through and including the Construction and Term Loan Maturity Date, installments of principal in the amount of $250,000 plus all accrued and unpaid interest, which interest shall accrue at the Variable Rate. All remaining principal, accrued and unpaid interest, and other Obligations related to the Construction and Term Loan are due and payable on the Construction and Term Loan Maturity Date.

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7.One-Time Deferral of Quarterly Principal Payment. Lender agrees to defer until the Term Loan Maturity Date Borrower’s obligation to pay the principal installment of $1,000,000 due and payable on October 1, 2019 pursuant to Section 4 of the Second Supplement. Such principal installment shall be due and payable on the Term Loan Maturity Date as defined in the Second Supplement. The foregoing deferral applies only to scheduled principal installment due and payable on the date specified; there is no agreement to defer interest payments as they become due and payable on the Loans; and nothing herein prejudices or otherwise limits Lender’s authority to accelerate the Obligations upon the occurrence of an Event of Default or as otherwise provided in the Loan Documents.

8.Representations; Events of Default.  In order to induce Lender to execute this Agreement, Borrower, as of the date of this Agreement, hereby: (a) makes and renews the representations and warranties contained in Article III of the Master Agreement, and (b) certifies to Lender that, after giving effect to Section 3 hereof, no Default or Event of Default exists under the Credit Agreement or other Loan Documents.

9.Reservation of Rights.  NOTHING HEREIN OR OTHERWISE SHALL BE DEEMED TO CREATE A COURSE OF DEALING OR OTHERWISE ENTITLE BORROWER TO A CONSENT TO, OR A WAIVER, AMENDMENT, MODIFICATION, DEFERRAL, OR OTHER CHANGE OF, ANY OF THE TERMS, CONDITIONS, OBLIGATIONS, COVENANTS, OR AGREEMENTS CONTAINED IN THE MASTER AGREEMENT OR ANY OTHER LOAN DOCUMENTS IN SIMILAR OR DIFFERENT CIRCUMSTANCES IN THE FUTURE. BORROWER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT SHALL NOT BE DEEMED AN AGREEMENT BY LENDER TO MAKE OR RENEW ANY LOANS, GRANT ANY FURTHER DEFERRALS OR WAIVERS OR EXTEND ANY FORBEARANCES OR FINANCIAL ACCOMMODATIONS OTHER THAN THOSE SPECIFICALLY CONTAINED HEREIN.

10.Release of Claims.  In consideration of this Agreement, Borrower hereby fully and finally releases, remises, acquits, and forever discharges, with prejudice, Lender and Lender’s employees, agents, representatives, consultants, attorneys, officers, directors, partners, members, shareholders, participants, predecessors, successors and assigns (all of the foregoing hereinafter called the “Released Parties”), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages, and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, whether heretofore or hereafter arising, for or because of any manner of things done, omitted, or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, and in any way directly or indirectly arising out of or in any way connected to this Agreement, the Credit Agreement, or any other Loan Document, including but not limited to, claims, liabilities or obligations relating to any settlement negotiations, representations, commitments, arrangements, liabilities, offsets or deductions of sums owed to or by Borrower.

11.Expenses and Fees.  Borrower shall pay or reimburse Lender for attorneys’ fees and costs of Lender’s legal counsel in connection with the preparation, execution, delivery and consummation of this Agreement and the transactions and documents related to or contemplated hereby.

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12.Counterpart Signatures.  This Agreement may be executed by each party in one or more counterparts (including by telecopy or other electronic mail, or any other electronic means), each of which shall be deemed an original and all of which taken together shall constitute one binding document.

[Signature Page to Follow]

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IN WITNESS WHEREOF, the Parties have caused this Third Limited Waiver and Deferral Agreement to be duly executed and delivered as of the date first written above.

BORROWER:

ABE SOUTH DAKOTA, LLC

By:   /s/ Richard R. Peterson

Name:  Richard R. Peterson

Title:    President and Chief Executive Officer

LENDER:

AGCOUNTRY FARM CREDIT SERVICES, PCA

By: /s/ Jessica Bernstien

Name: Jessica Bernstien

Its:    Vice President – Agribusiness and

Capital Markets

SIGNATURE PAGE TO THIRD LIMITED Waiver and deferral Agreement

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